Exhibit 99.1

VIASPACE ACQUIRES STAKE IN INFRARED SENSOR COMPANY

PASADENA, CA — June 19, 2006—VIASPACE Inc. (OTCBB: VSPC), a company that transforms proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions, announced today that it has acquired a 15% share in QWIP Systems Inc. (QWIP Systems), a developer of Quantum Well Infrared Photo Detectors (QWIP). QWIP sensors are similar to the electronic sensors in digital cameras and camcorders, except they detect heat emissions rather than light. QWIP sensors are used in military and security applications because they can see in total darkness. Long wavelength infrared sensors are used for surveillance— a person or vehicle can be detected in total darkness from distances of many miles. Defense applications include missile and aircraft tracking, night vision, tank warfare and surveillance. VIASPACE has a patent pending on the use of infrared technology to detect suicide bombers and other Improvised Explosive Devices (IED).

The QWIP technology being pursued by QWIP Systems Inc. was originally developed at the NASA Jet Propulsion Laboratory (JPL) with funding from US Missile Defense Agency, NASA and the Defense Advanced Research Projects Agency. The QWIP technology was licensed from Caltech which manages JPL for NASA.

QWIP Systems is publicly traded on the Canadian TSX exchange with the symbol QWP. QWIP Systems conducts its infrared business through a US subsidiary QWIP Technologies Inc. which was incubated by VIASPACE’s predecessor organization, ViaSpace Technologies LLC.

VIASPACE owned common shares in the US subsidiary that were redeemed and converted to 2,184,668 common shares of QWIP Systems. As of the conversion date, VIASPACE owns 2,388,408 common shares of QWIP Systems, or 15% of the common shares outstanding. VIASPACE holds additional common shares in the US subsidiary that can be converted to an additional 8% interest in QWIP Systems based on its current outstanding common shares. VIASPACE has two representatives on the Board of Directors of QWIP Systems, and has other rights including the right to approve any sale or licensing of the assets of QWIP Technologies Inc.

About VIASPACE: VIASPACE is a diversified technology company with knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security and public safety, and information and computational technology. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please visit our website at www.VIASPACE.com, or contact for Investor Relations, Dr. Jan Vandersande, Director of Communications at 800-517-8050, or IR@VIASPACE.com.

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This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Similarly, statements in this release that describe the company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These statements are only predictions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, as well as general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which VIASPACE has little or no control.

Press contact: Carl Kukkonen 626-768-3360